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                                                                    Exhibit 12.1

                        PREMIER ENTERTAINMENT BILOXI LLC
                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO

                                                                  PERIOD FROM
                                                                  COMMENCEMENT
                                                                OF OPERATIONS ON
                                                                  MARCH 27, 2003
                                                                     THROUGH
                                                                DECEMBER 31, 2003
Computation of earnings:
Net loss                                                         $   (1,066,841)

Add:
Fixed charges                                                         2,705,346
Amortization of capitalized interest                                          -
Subtract:
Interest capitalized                                                  2,501,341
                                                                 --------------
    Earnings, as adjusted                                        $     (862,836)
                                                                 ==============

Computation of fixed charges:
Interest expense                                                 $       19,675
Interest capitalized                                                  2,501,341
Amortized capitalized expense related to indebtedness                   183,125
Estimated interest within rental/lease expense (1)                        1,205
                                                                 --------------
    Fixed charges                                                $    2,705,346
                                                                 ==============

Ratio of earnings to fixed charges (2)                                   (0.32)

(1) For purposes of computing the ratio of earnings to fixed charges, estimated interest within rental and lease expense is computed as one-third of rent/lease expense, which is deemed to be representative of an interest factor.

(2) Deficiency of earnings to fixed charges                      $    3,568,182